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                                                                     EXHIBIT 23

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 16, 1994, included in the 1994 Annual Report to Shareholders of Southern California Water Company. It should be noted that we have not audited any of the financial statements of the Company subsequent to December 31, 1994 or performed any audit procedures subsequent to the date of our report.

We further consent to the incorporation by reference of the above-mentioned Report of Independent Public Accountants, incorporated by reference in this Annual Report on Form 10-K, and to the incorporation by reference of our report (the Report of Independent Public Accountants on Supplemental Schedule), appearing on page 13 of this Annual Report on Form 10-K, in the Southern California Water Company Registration Statements which follow:

              Registration Form     File No.      Effective Date
              -----------------     --------     ----------------
                  Form S-3          33-42218     August 22, 1992
                  Form S-3          33-62832     June 2, 1993
                  Form S-8          33-71226     November 4, 1993



                                                ARTHUR ANDERSEN LLP

Los Angeles, California
February 16, 1995